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                  IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                            IN AND FOR NEW CASTLE COUNTY

MATADORE CAPITAL MANAGEMENT               )
CORPORATION, EVERGLADES                   )
PARTNERS, L.P., EVERGLADES                )
OFFSHORE FUND, LTD., and                  )
CONTRARIAN OPPORTUNITIES                  )
FUND, L.P.                                )
               Plaintiffs,                )
                                          )  C.A. No. 16758
     v.                                   )
                                          )
BRC HOLDINGS, INC., ACS                   )
ACQUISITION CORPORATION,                  )
AFFILIATED COMPUTER                       )
SERVICES, INC., PAUL T. STOFFEL,          )
L.D. BRINKMAN, ROBERT  E.                 )
MASTERSON, and DAVID H.                   )
MONNICH,                                  )
                                          )
               Defendants,                )

                                       ORDER


     For the reasons set forth in the Court's Opinion dated November 25, 1998, the Court hereby Orders as follows:


     1. The consummation of the pending tender offer by Affiliated Computer Services, Inc. for 8,704,238 shares of BRC Holdings, Inc. ("BRC") is hereby preliminarily enjoined until BRC and the individual defendants (collectively the "BRC Defendants") mail the supplemental disclosure document attached hereto as Exhibit A (the "Supplemental Disclosure") to BRC's stockholders of record.


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     2.   Assuming that the Supplemental Disclosure is filed with the United
States Securities and Exchange Commission and mailed to BRC's stockholders on or before December 2, 1998, this preliminary injunction will expire automatically and without any further action of the Court or the parties at 11:59 p.m. on December 14, 1998. If the Supplemental Disclosure is mailed after December 2, 1998, the injunction will expire automatically and without any further action of the Court or the parties at 11:59 p.m. on the eighth business day after the date of the mailing.

     3. This order is effective immediately, subject only to the filing by the plaintiffs of a bond, without corporate surety, in the amount of $10,000, on or before December 2, 1998 at 5 p.m.

                              /s/ STEPHEN P. LAMB
                              --------------------------------------

                              VICE CHANCELLOR STEPHEN P. LAMB


DATED:  December 2, 1998.